CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of On The Go Healthcare, Inc.
(the "Company") on Form 10-KSB for the period ending July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Chief Executive Officer and Chief Financial Officer and Accounting Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant  to  Section  906  of  the  Sarbanes-Oxley
Act  of  2002,  that:

(1) The Report fully complies with the requirements of section 3(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                        /s/ Stuart Turk
                        -------------------------
                        By: Stuart Turk
                        Chief Executive Officer


                        /s/ Evan Schwartzberg
                        -------------------------
                        By: Evan Schwartzberg
                        Chief Financial and Accounting Officer

October 24, 2003